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                                                                  EXHIBIT 23.1


                       Consent of Independent Auditors

Registration Statement on Form S-8 relating to the 1992 Stock Incentive Plan of Respironics, Inc. (File No. 33-89308)

Registration Statement on Form S-8 relating to the 1991 Nonemployee Directors' Stock Option Plan of Respironics, Inc. (File No. 33-44716)

Registration Statement on Form S-8 relating to the Amended and Restated Incentive Stock Option Plan of Respironics, Inc. Stock Option Agreement date May 19, 1988 between Respironics, Inc. and Gerald E. McGinnis and the Consulting Agreement dated July 1, 1988 between Respironics, Inc. and Mark
H. Sanders, M.D. (File No. 33-36459)

We consent to the incorporation by reference in the above listed Registration Statements of our report dated May 30, 1996, with respect to the consolidated financial statements of LIFECARE International, Inc. included in this Current Report on Form 8-K of Respironics, Inc. to be filed with the Securities and Exchange Commission on or about November 5, 1996.



                                                 Ernst & Young LLP

Denver, Colorado
November 4, 1996